June 21, 2012

Mr. Leo Melamed
Melamed & Associates
30 South Wacker Drive, Suite 1625
Chicago, IL 60606

CME Group Inc. (“CME”) and Mr. Melamed have agreed to amend the terms of that certain letter agreement (the “Agreement”), dated November 14, 2005. This Letter Amendment embodies our agreement. This Letter Amendment and the Agreement are separate from that certain consulting agreement between Mr. Melamed and CME, dated June 26, 2009, and the terms and conditions set forth herein do not have any effect on such other agreement. Pursuant to Section 11 of the Agreement, CME requests that the Agreement be updated as specified below with an effective date as of April 1, 2012.

Section 4 of the Agreement shall be amended and restated in its entirety as follows:

4.
Expense Reimbursement /Other Benefits. CME shall reimburse you for, or advance to you, all reasonable and necessary out-of-pocket travel and other expenses incurred by you at the specific request of a CME Entity and otherwise consistent with CME expense reimbursement policies from time to time in effect in connection with your performance of consulting services hereunder. Additionally, during the Term, CME shall reimburse you up to $190,000 annually for non-travel expenses related to your duties as a consultant, including office and secretarial expenses. Such expenses shall be reimbursed or advanced promptly after your submission to CME of expense statements, including copies of receipts and other documents verifying the amounts included therein, in such reasonable detail as CME may require.

Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.

Mr. Leo Melamed
June 21, 2012

Please acknowledge your receipt and acceptance of this amendment by signing and returning to us one of the enclosed copies of this letter at your earliest convenience.

Very truly yours,

CME Group Inc.

_/s/ Terrence A. Duffy______
Executive Chairman & President

Address for Notice Purposes:
CME Group Inc.
20 South Wacker Drive
Chicago, IL 60606
General Counsel

Agreed and Accepted as of
June 26, 2012

_/s/ Leo Melamed_________________
Leo Melamed

Address for Notice Purposes:
Melamed & Associates
30 South Wacker Drive, Suite 1625
Chicago, IL 60606